UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _________________________ Form 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 12, 2005 Date of Report (Date of earliest event reported) CORIXA CORPORATION (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22891 (Commission File No.)	91-1654387 (IRS Employer Identification No.)
1900 9th Avenue, Suite 1100, Seattle, WA 98101 (Address of principal executive offices, including Zip Code)
(206) 366-3700 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the Merger (as defined in Item 5.01 below) of GSK Delaware Corp. (“Merger Sub”), a wholly owned subsidiary of SmithKline Beecham Corporation (d/b/a GlaxoSmithKline) (“GSK”), with and into Corixa Corporation (“Corixa”) and as required by the terms of that certain Indenture (the “Indenture”), dated as of June 13, 2003 between Corixa, as issuer, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), related to Corixa’s 4.25% Convertible Subordinated Notes due July 1, 2008 (the “Notes”), which Indenture was filed as Exhibit 4.1 to the Form 8-K Current Report filed by Corixa with the SEC on June 18, 2003, Corixa entered into a Supplemental Indenture (the “Supplemental Indenture”) on July 12, 2005 with the Trustee to provide that each Note will be convertible into the same amount of merger consideration that the holder of the Note (the “Holder”) would have received pursuant to the Merger had such Note been converted into Corixa common stock immediately prior to the Merger. The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information included in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information included in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04 of this Current Report on Form 8-K.

As a result of the completion of the Merger of Merger Sub with and into Corixa on July 12, 2005, certain change of control provisions have been triggered under the Indenture governing Corixa’s 4.25% Convertible Subordinated Notes due July 1, 2008. Under the Indenture, Holders may require Corixa to repurchase their Notes on the Repurchase Date, which is the date 30 business days after notice of the effectiveness of the Merger is sent to the Holders, at a purchase price equal to 100% of the principal amount of the Notes plus all interest accrued but unpaid to, but excluding, the Repurchase Date. As of July 12, 2005, Corixa had an aggregate of $100,000,000 of Notes outstanding under the Indenture.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 12, 2005, the Merger of Merger Sub with and into Corixa was completed and, in connection with such event, Corixa requested the delisting of Corixa’s common stock from the Nasdaq National Market, effective as of the close of business on such date.

Item 5.01. Changes in Control of Registrant.

On the Effective Date, in accordance with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 29, 2005, by and among GSK, Merger Sub and Corixa, Merger Sub merged with and into Corixa (the “Merger”), and Corixa became a wholly owned subsidiary of GSK.

A description of the Merger and a copy of the Merger Agreement are contained in Corixa’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2005 and are incorporated by reference herein. A copy of the press release announcing the stockholder vote adopting the Merger Agreement is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Under the terms of the Merger Agreement, at the Effective Date, each issued and outstanding share of Corixa’s stock was cancelled in exchange for the right to receive in cash $4.40 per share of common stock, $517.65 per share of Series A preferred stock and $172.01 per share of Series B preferred stock, in each case without interest. Corixa’s common stock ceased trading on the Nasdaq National Market at the close of business on July 12, 2005.

GSK funded the cash portion of the purchase price from cash on hand.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information included in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

As a condition to closing the Merger, all of Corixa’s officers and members of Corixa’s board of directors resigned from their positions as officers and directors as of the Effective Date of the Merger.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Merger, dated April 29, 2005, by and among SmithKline Beecham Corporation (d/b/a GlaxoSmithKline), GSK Delaware Corp., and Corixa Corporation
4.1	First Supplemental Indenture, dated July 12, 2005, by and between Corixa Corporation and Wells Fargo Bank, National Association.
99.1	Press release dated July 12, 2005.
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*Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on May 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: July 15, 2005	By:	/s/ Donald F. Parman
	Name:	Donald F. Parman
	Its:	Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Merger, dated April 29, 2005, by and among SmithKline Beecham Corporation (d/b/a GlaxoSmithKline), GSK Delaware Corp., and Corixa Corporation
4.1	First Supplemental Indenture, dated July 12, 2005, by and between Corixa Corporation and Wells Fargo Bank, National Association.
99.1	Press release dated July 12, 2005.

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*Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on May 2, 2005.